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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

September 17, 2010
Date of Report (Date of earliest event reported)

INTERNET BRANDS, INC.
(Exact name of registrant as specified in this charter)

Delaware (State or other jurisdiction of incorporation)	001-33797 (Commission File Number)	95-4711621 (IRS Employer Identification No.)

909 North Sepulveda Blvd., 11th Floor, El Segundo, CA 90245
(Address of Principal Executive Offices and Zip Code)

(310) 280-4000
Registrant's Telephone Number, including area code:

Not applicable
(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into A Material Definitive Agreement

        On September 17, 2010, Internet Brands, Inc., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Micro Holding Corp., a Delaware corporation ("Parent"), and Micro Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"). Parent and Merger Sub are affiliates of Hellman & Friedman Capital Partners VI, L.P. Pursuant to the Merger Agreement, Parent will acquire the Company through the merger (the "Merger") of Merger Sub with and into the Company, with the Company continuing as the surviving corporation after the Merger.

        At the effective time of the Merger, each outstanding share of the Company's Class A Common Stock and Class B Common Stock, par value $0.001 per share, will be converted into the right to receive $13.35 in cash, without interest (the "Merger Consideration"), excluding (1) shares held by any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, (2) treasury shares, (3) shares held by Parent, Merger Sub or any other subsidiary of Parent, and (4) shares held by any wholly owned subsidiary of the Company. In addition, except as otherwise agreed by Parent or any holder of an option to acquire shares of common stock of the Company, each outstanding option will be cancelled and converted into the right to receive an amount in cash equal to the excess, if any, of the Merger Consideration over the exercise price for each share subject to the applicable option. Each share of restricted stock awarded under the Company's stock plans will vest and be converted into the right to receive an amount in cash equal to the Merger Consideration, except (a) as otherwise agreed by Parent or any holder of such restricted stock and (b) as the Company may otherwise provide in certain circumstances.

        The Company has made customary representations and warranties and covenants in the Merger Agreement, including, among others, to cause a meeting of the Company's stockholders to be held to consider the adoption of the Merger Agreement, and is required to observe certain limits on the conduct of its business between the date of the Merger Agreement and the consummation of the Merger. In addition, the Merger Agreement contains certain restrictions on the Company's ability to solicit or participate in discussions regarding alternative transactions. The Merger Agreement also contains a "fiduciary-out" provision that allows the board of directors of the Company (the "Board") to change its recommendation to the Company's stockholders and terminate the Merger Agreement in order to enter into a definitive agreement with respect to an alternative takeover proposal that is determined to be a Superior Proposal as defined in the Merger Agreement, subject to Parent's right to match the proposal.

        Consummation of the Merger is subject to various conditions, including, among others, (i) adoption of the Merger Agreement by the stockholders of the Company, including by the holders of the majority of outstanding shares of Class A Common Stock (other than Idealab, Idealab Holdings, L.L.C., Robert N. Brisco, Chief Executive Officer and President of the Company, and certain other employees of the Company who enter into an agreement to exchange their options, restricted stock awards and/or shares of common stock of the Company for equity interests in Parent or an affiliate of Parent) (approval by such holders, the "Special Stockholder Approval") and (ii) the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        The Merger Agreement contains certain termination rights of Parent and the Company. Upon the termination of the Merger Agreement under certain circumstances, including in order to enter into a definitive agreement providing for implementation of a Superior Proposal, the Company is required to pay Parent a termination fee of $23 million. In addition, if either Parent or the Company terminates the Merger Agreement due to the failure of the Company to obtain the approval of the stockholders to adopt the Merger Agreement, including the Special Stockholder Approval, the Company is required to reimburse Parent for all out-of-pocket costs and expenses, not to exceed $4 million, incurred by it or on its or its affiliates' behalf in connection with the Merger Agreement and the transactions contemplated thereby. If the Merger Agreement is terminated and a termination fee is payable to Parent, the termination fee would be reduced by the amount of any expense reimbursement, if any, paid by the

Company. If the Company terminates the Merger Agreement under certain circumstances, including Parent's and Merger Sub's failure to timely consummate the Merger despite all conditions to closing having been waived or satisfied (other than those conditions that by their nature cannot be satisfied other than at closing and the Special Stockholder Approval, which cannot be waived), Parent is required to pay the Company a termination fee of $38 million. Hellman & Friedman Capital Partners VI, L.P. has delivered to the Company a guarantee of Parent's obligation to pay such termination fee.

        Parent and Merger Sub are entitled to seek specific performance against the Company in order to enforce the Company's obligations under the Merger Agreement. The Company is not entitled to seek specific performance against Parent or Merger Sub. The maximum liability for Parent and Merger Sub, on the one hand, or the Company, on the other hand, in connection with the Merger Agreement is $38 million plus reasonable costs and expenses (including attorney's fees) in the event a party must sue in order to obtain payment of a termination fee.

        The Board approved the Merger Agreement following the unanimous recommendation of a special committee of independent directors.

        The parties to the Merger Agreement expect the Merger to close during the fourth quarter of 2010.

        Robert N. Brisco, the President and Chief Executive Officer of the Company, has entered into an offer letter with Parent, dated September 17, 2010, concerning his continued employment following the consummation of the Merger, and has agreed to invest a portion of his equity in the Company into shares of the common stock of Parent.

        Idealab and Idealab Holdings, L.L.C., which beneficially own approximately 19% of the Company's outstanding common stock and control approximately 64% of the voting power of the Company in the aggregate, have entered into a voting agreement with Parent and agreed to vote their shares in favor of the adoption of the Merger Agreement in the event that the Special Stockholder Approval is obtained.

        To support its obligations under the Merger Agreement, Parent has obtained equity financing commitments from Hellman & Friedman Capital Partners VI, L.P. and certain of its affiliates, as well as debt financing commitments from Bank of America, N.A., BMO Capital Markets, GE Capital and RBC Capital Markets.

        The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

        The Merger Agreement has been included to provide investors and security holders with information regarding the terms of the Merger. It is not intended to provide any other factual information about the Company. The representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.

Where You Can Find Additional Information

        In connection with the proposed transaction, Internet Brands will file a proxy statement and other materials with the Securities and Exchange Commission (the "SEC"). INTERNET BRANDS URGES INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT INTERNET BRANDS AND THE PROPOSED TRANSACTION. Investors may obtain free copies of the proxy statement (when available) as well as other filed documents containing information about Internet Brands at http://www.sec.gov, the SEC's free internet site. Free copies of Internet Brands' SEC filings including the proxy statement (when available) are also available on Internet Brands' internet site at http://www.internetbrands.com/ under "Investors."

        Internet Brands and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Internet Brands' stockholders with respect to the proposed transaction. Information regarding the officers and directors of Internet Brands is included in the Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2010 with respect to the 2010 Annual Meeting of Stockholders of Internet Brands. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.

Safe Harbor Statement

        This Current Report on Form 8-K contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the completion of the proposed transaction. There are a number of risks and uncertainties that could cause actual results to differ materially from these forward-looking statements, including the following: (1) Internet Brands may be unable to obtain stockholder approval as required for the transaction; (2) conditions to the closing of the transaction may not be satisfied; (3) the transaction may involve unexpected costs, liabilities or delays; (4) the business of Internet Brands may suffer as a result of uncertainty surrounding the transaction; (5) the outcome of any legal proceedings that may be instituted against Internet Brands and others following the announcement of the merger agreement; (6) Internet Brands may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (8) the ability to recognize benefits of the merger; (9) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; and (10) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all. Additional factors that may affect the future results of Internet Brands are set forth in its filings with the SEC, including its recent filings on Forms 10-K, 10-Q and 8-K, including, but not limited to, those described in Internet Brands' Annual Report on Form 10-K for the annual period ended December 31, 2009 and the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010.

        In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this Current Report on Form 8-K may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this Current Report on Form 8-K. Internet Brands is not under any obligation and does not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this Current Report on Form 8-K to reflect circumstances existing after the date of this Current Report on Form 8-K or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Item 9.01    Financial Statements and Exhibits

(d)
Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, by and among Micro Holding Corp., Micro Acquisition Corp. and Internet Brands, Inc., dated as of September 17, 2010.*

*
Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2010	INTERNET BRANDS, INC.
	By:	/s/ ROBERT N. BRISCO Robert N. Brisco Chief Executive Officer

 EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, by and among Micro Holding Corp., Micro Acquisition Corp. and Internet Brands, Inc., dated as of September 17, 2010.*

*
Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

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  Item 1.01 Entry Into A Material Definitive Agreement
  Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX